EXHIBIT 4.1

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND SUCH DEBENTURE MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AT THE TIME AMENDED, OR IN CONFORMITY WITH THE LIMITATIONS OF RULE 144 OR SIMILAR RULE AS THEN IN EFFECT UNDER SUCH ACT, OR UNLESS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE WITH RESPECT THERETO.


              AQUILA BIOPHARMACEUTICALS, INC.

                 7% SUBORDINATED DEBENTURE

                                                               No. R-



Maturity Date:  April 10, 2003

Principal Amount:


FOR VALUE RECEIVED, Aquila Biopharmaceuticals, Inc., a Delaware corporation (herein called the "Company"), promises to pay to _______, or its registered assigns (the "Holder"), the Principal Amount upon presentation and surrender of this debenture at the office of the Company on the Maturity Date, or earlier acceleration or redemption, with interest to accrue on the unpaid balance of said principal amount from time to time outstanding at the rate of Seven Percent (7%) per annum, said interest to be payable on the Maturity Date or earlier acceleration or redemption.

        1. Description of Debenture.

                1.1 The Debenture. This debenture is one of a duly authorized issue of debentures of the Company, designated as its 7% Subordinated Debentures (herein called the "Debenture(s)"), limited to the aggregate principal amount of One Million Three
Hundred Thousand Dollars ($1,300,000.). The Debentures are issuable in registered form, without coupons, in denominations of One Thousand Dollars ($1,000.) and any amount in excess thereof.

		1.2	Transfer.  This Debenture is issuable only in
registered form and is transferable, only on the books of the Company by the Holder or by its duly authorized attorney. The Company may deem and treat the Holder of this Debenture as the absolute owner hereof for all purposes notwithstanding any notice to the contrary. All payments made to such Holder shall, to the extent thereof, effectively satisfy and discharge the obligations of the Company hereunder. The Holder will not directly or indirectly or voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) this Debenture, except in compliance with the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

		1.3	Payment of Principal and Interest.  Interest and
principal on this Debenture shall be payable by the Company on the Maturity Date or earlier on acceleration or redemption as set forth herein, by the Company's check mailed to the Holder of the Debenture at its address of record on the books of the Company.
In the event of any transfer of a Debenture pursuant to Section
1.2, the new Debenture or Debentures shall be dated as of the date to which interest shall have been paid on the Debenture or Debentures surrendered.

		1.4	Lost or Destroyed Debentures.  Upon receipt of
evidence satisfactory to the Company that any Debenture has been mutilated, destroyed or lost, and upon proof of ownership and receipt of indemnity from the holder of the Debenture satisfactory in form and substance to the Company, the Company shall execute and deliver a new Debenture stated to mature on the same date and for the same principal amount as the Debenture so mutilated, destroyed or lost, of like tenor with such notations, if any, as the Company shall reasonably determine, upon surrender and cancellation of, and in exchange and substitution for, such mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed or lost.

	2.	Redemption.

		2.1	Optional Redemption.  This Debenture is subject to
redemption prior to maturity, at the option of the Company, as a whole or in part on any date after December 31, 1998, at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest to the redemption date, without premium. If this Debenture is to be redeemed, the Company shall give notice to the Holder which notice shall state the date effective for redemption and specify the office of the Company at which the Debenture will be redeemed. On the redemption date there shall become due and payable the redemption price together with interest accrued to the redemption date, and after such date interest hereon shall cease to accrue. The Company shall mail the redemption notice no more than 60 days nor less than 30 days prior to redemption date to the Holder at its address shown on the registration books maintained by the Company.

		2.2	Tender for Redemption.  This Debenture is subject
to tender to the Company, as a whole only, at the election of the Holder for redemption at a redemption price equal to 100% of the principal amount hereof, plus accrued interest, to the redemption date. In order to exercise the right to tender, the Holder must deliver to the Company at any time after April 10, 1999, a written irrevocable notice of tender in the form set forth on Exhibit A hereto. The Company shall redeem the Debenture on the business day specified in such election notice provided such date is at least 30 calendar days after receipt by the Company of such notice.

	3.	Subordination.

		3.1	The Company, for itself, its successors and
assigns, covenants and agrees, and the Holder, by its acceptance of this Debenture, likewise covenants and agrees, that the payment of the principal of and interest on this Debenture is hereby expressly subordinated, to the extent and in the manner hereinafter in this Section 3 set forth, in right of payment, to the prior payment in full of all Senior Debt.

                        The term "Senior Debt" shall mean the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date hereof or hereafter incurred or created:

			(a)	all indebtedness of the Company for money
borrowed (including any indebtedness secured by a mortgage or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof);

			(b)	all indebtedness of the Company evidenced by
notes, debentures, bonds or other securities of the Company;

			(c)	all lease obligations of the Company which
are capitalized on the books of the Company in accordance with generally accepted accounting principles;

			(d)	all indebtedness of others of the kinds
described in either of the preceding clauses (a) or (b) and all lease obligations of others of the kind described in the preceding clause (c) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise; and

			(e)	all renewals, extensions or refundings of
indebtedness of the kinds described in any of the preceding clauses (a), (b) and (d) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (c) and (d);

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension or refunding is subordinate to any other indebtedness of the Company or that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the Debentures.

		3.2	Upon any distribution of assets of the Company
upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise:

			(a)	all principal, premium, if any, and interest
due upon all Senior Debt shall first be paid in full, or payment thereof provided for in money or money's worth, before the holder of this Debenture shall be entitled to receive any payment upon the principal of or interest on indebtedness evidenced by the Debenture;

			(b)	any payment or distribution of assets of the
Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Debt which may at the time be outstanding on terms not less favorable to the holder thereof than those of this Section) to which the holder of this Debenture would be entitled except for the provisions of this Section 3 shall be paid by the liquidating Company or agent or other person making such payment or distribution, whether a Company in bankruptcy, a receiver or liquidating Company or otherwise, directly to the holders of Senior Debt (pro rata to each such holder on the basis of the respective amounts of Senior Debt held by each such holder), to the extent necessary to pay in full all Senior Debt remaining unpaid after giving effect to any prior or concurrent payment or distribution, or provision therefor, to the holders of Senior
Debt on the Senior Debt; and

			(c)	in the event that, notwithstanding the
foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior
Debt which may at the time be outstanding on terms not less favorable to the holders thereof than those of this Section) shall be received by the holder of this Debenture before all Senior Debt is paid in full, or provisions made for its payment, such payment or distribution shall be paid over to holders of Senior Debt (pro rata to each such holder on the basis of the respective amounts of Senior Debt held by such holder), for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, or provision made for its payment, after giving effect to any prior or concurrent payment or distribution to the holders of the Senior Debt on the Senior Debt.

		3.3	In the event and during the continuance of any
default by the Company with respect to the payment of any Senior
Debt when due (whether at a stated maturity date, upon acceleration or otherwise), no payment of principal or interest on the Debenture shall be made by the Company without the written consent of the holders of Senior Debt.

		3.4	Subject to the payment in full of all Senior Debt,
the holder of this Debenture shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior
Debt until the principal of and interest on the Debenture shall be paid in full. No such payments or distributions applicable to the Senior Debt shall, as between the Company, its creditors other than the holders of the Senior Debt, and the holder of this Debenture, be deemed to be a payment by the Company to or on account of the Debenture.

		3.5	The provisions of this Section 3 are solely for
the purposes of defining the rights of the holder of this Debenture, on the one hand, relative to the rights of the holders of the Senior Debt, on the other hand, and nothing contained in this Section 3 or elsewhere in the Debenture is intended to or shall (i) impair, as between the Company, its creditors other than the holders of the Senior Debt, and the holder of this Debenture, the obligation of the Company, which is unconditional and absolute, to pay to the holder of this Debenture the principal of and interest on the Debenture, as and when the same shall become due and payable in accordance with the terms of this Debenture, or (ii) affect the rights of the holder of this Debenture relative to creditors of the Company other than the holders of the Senior Debt, nor shall anything herein prevent the holder of this Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this Section 3 of the holders of the Senior Debt in respect of assets of the Company received upon the exercise of any such remedy.

		3.6	Upon any payment or distribution of assets of the
Company referred to in this Section 3, the holder of this Debenture shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or upon a certificate of the liquidating Company or agent or other person making any distribution to the holder of this Debenture on the Debenture for the purpose of ascertaining the amount of the Senior Debt, the holders thereof, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 3.

	4.	Default.

		4.1	If the Company shall be in default in the payment
of the principal of, or interest on, this Debenture; or

		4.2	If the Company shall default in the performance of
or compliance with any provision of this Debenture, and such default shall not have been remedied within fifteen (15) days after written notice by the Holder unless and for so long as the Company is using due diligence to cure such default up to a maximum of 45 days after such written notice from the Holder; or

		4.3	If the Company shall make an assignment for the
benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any Company, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or the Company or its directors or majority stockholders shall take any action to dissolve or liquidate or suspend the business of the Company; or

		4.4	If, within sixty (60) days after the commencement
of any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any Company, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

then an Event of Default shall have occurred. In any such event, subject to the limitations set forth in paragraph 5, the Holder may at any time at its option by written notice to the Company declare the principal of and the accrued interest on the Debentures to be immediately due and payable, without presentment, demand, protest or notice, all of which are hereby waived by the Company.

	5.	Limit on Right of Action.

		The Holder agrees for the benefit of the holders of the Senior Debt that so long as any part of the Senior Debt remains outstanding, the Holder will not take any action to accelerate or demand the payment of the Debenture if it has received a notice that the Senior Debt is in default.

	6.	Remedies and Notices of Default; Modifications.

		In case any Event of Default shall occur, subject to the limitations set forth in paragraph 5, the Holder may proceed to protect and enforce its rights under this Debenture by a suit in equity, action at law or other appropriate proceeding whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms or provisions hereof or in aid of the exercise of any power granted hereby or by law. In case of any Event of Default, the Company will reimburse the Holder for its reasonable costs and expenses incurred in connection with the enforcement of its rights under this Debenture, including without limitation reasonable fees and disbursements of its attorneys. No course of dealing or delay on the part of the Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice the rights of the Holder and no consent or waiver shall extend beyond the particular case and purpose involved. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

	7.	Miscellaneous.

		7.1	Parties in Interest.  All covenants, agreements,
and undertakings in this Debenture by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

		7.2	Amendments and Waivers.  Changes in or additions
to this Debenture may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of (i) the Company, (ii) the Holder hereof and (iii) the holders of Senior Debt, if any.

		7.3	Governing Law.  This Debenture shall be deemed a
contract made under the laws of The Commonwealth of Massachusetts and its provisions and the rights and obligations of the parties hereunder, shall be construed and enforced in accordance with and governed by the laws of such Commonwealth.

		7.4	Notices.  All notices, requests, consents and
demands shall be in writing and shall be mailed, postage prepaid, to the Company at 365 Plantation Street, Worcester, Massachusetts or to the Holder at its address shown on the registration books maintained by the Company or to such other address as may be furnished in writing to the Company or the Holder.


	IN WITNESS WHEREOF this Debenture has been executed and delivered as a sealed instrument as of April ___, 1998, by the duly authorized representatives of the Company.

                                            AQUILA BIOPHARMACEUTICALS, INC.



                                            By:_______________________________
                                               Its


                         EXHIBIT A

                        TO DEBENTURE

                   DEBENTURE TENDER NOTICE





PRINCIPAL AMOUNT
DEBENTURE NUMBER



The undersigned hereby certifies that it is the registered owner of the debenture described above (the "Debenture"), and hereby agrees that the delivery of this instrument of transfer to the Company constitutes an irrevocable offer to sell the Debenture to the Company or its designee on the ________, which shall be a business day at least thirty (30) calendar days following receipt by the Company of this instrument, at a redemption price equal to the unpaid principal balance thereof plus accrued and unpaid interest thereon to the __________ (the "Redemption Price"). The undersigned acknowledges and agrees that this election notice is irrevocable and that the undersigned will have no further rights with respect to the Debenture except payment, upon presentation and surrender of the Debenture at the principal corporate office of the Company, of the Redemption Price by wire or bank transfer within the continental United States from the Company to the undersigned at its address as shown on the registration books of the Company.

Date:		Signature(s)



______________________________


______________________________


______________________________


______________________________
Street         City
State         Zip


	IMPORTANT: The above signature(s) must correspond with the name(s) as set forth on the face of the Debenture(s) with respect to which this notice is being delivered without any change whatsoever.